EXHIBIT 10.1

                                ESCROW AGREEMENT

                                ESCROW AGREEMENT

     This Escrow Agreement is dated and effective as of the __ day of August, 2001 and is made among ICON Securities Corp. (the "Dealer-Manager"), ICON Income Fund Nine, LLC, a Delaware limited liability company (the "Company"), and The _____________ Bank, A _____________ State Chartered Bank (the "Escrow Agent").

                                    RECITALS

     A. The Company proposes to offer and sell up to 100,000 shares (the "Shares") of limited partnership interest to investors at $1,000 per Share pursuant to a registration statement (the "Registration Statement") filed with the U.S. Securities and Exchange Commission (the "SEC").

     B. The Company has agreed that the subscription price paid in cash by subscribers will be refunded to them if less than 1,200 Shares (the "Minimum Offering") have been sold and payment therefore received by the earlier to occur of the date (the "Escrow Termination Date") which is (1) the anniversary of the date on which the Offering Period (as defined in the Registration Statement) commenced or (2) any earlier date on which ICON Capital Corp. the manager of the Company (the "Manager"), may elect to terminate the Offering Period (as defined in Company's Prospectus).

     C. The Company desires to establish an escrow with Escrow Agent for subscription payments pending receipt of aggregate subscriptions for not less than One Thousand Two Hundred (1,200) Shares ($1,200,000 of Shares) have been received (the time at which the escrow established by this Agreement as to subscriptions from residents of all states other than Pennsylvania may be released) or Five Thousand (5,000) Shares ($5,000,000 of Shares) have been received (the time at which the escrow established by this Agreement as to subscriptions from residents of Pennsylvania may be released),

     D. The Escrow Agent is willing to serve as Escrow Agent upon the terms and conditions hereinbelow set forth.

     NOW, THEREFORE, in consideration of the premises and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged by the parties, the parties covenant and agree as follows:

 1. Deposit with Escrow Agent: The Escrow Agent agrees that it will, from time to time, accept subscription payments for Shares (the "Escrow and Deposit") received by it from subscribers or broker-dealers authorized to sell Shares (the "Selling Dealers"). Until such time at least 1,200 Shares have been sold and the related Escrow Deposits in an aggregate amount not less than $1,200,000 have been duly distributed in accordance with Section 3.1 hereof, all subscription checks shall be made payable to the Escrow Agent. Subscription Agreements for the Shares received by the Company shall be reviewed for accuracy by the Company and, immediately thereafter, the Company shall deliver to Escrow Agent information describing (1) the name, address and Federal Tax Identification Number of the subscriber, (2) that number of Shares subscribed for by subscriber, and (3) the subscription price.

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


2. Investment of Escrow Deposit. The Escrow Agent shall, upon receipt of the checks remitted to it, deposit all Escrow Deposits in federally insured interest-bearing savings or money market accounts. All trust investment orders involving Treasuries, commercial paper and other direct investments will be executed through J.P. Morgan Fleming Asset Management (JPFAM), in the investment management division of J.P. Morgan Chase. Subject to the principles of best execution, transactions are effected on behalf of your account through broker-dealer selected by JPFAM. In this regard, JPFAM seeks to attain the best overall result for your account, taking into consideration quality of service and reliability. An agency fee will be assessed in connection with each transaction. Periodic statements will be provided to the Dealer-Manager and the Company reflecting transactions executed on behalf of the Escrow Fund. The Dealer-Manager and the Company, upon written request, will receive a statement of transaction details upon completion of any securities transaction in the Escrow Fund without any additional cost.


 3. Distribution of Escrow Deposit. The Escrow Agent shall distribute the Escrow Deposits as set forth in this Section 3, and the Escrow Agent's obligations (other than those of Sections 3.3 and 5 hereof which by their nature must survive this Agreement) shall terminate upon such distributions, and the Escrow Agent shall be irrevocably released and discharged from any and all further responsibility or liability with respect to this Agreement.


     3.1 At any time  following  sale of at least  1,200  Shares  (exclusive  of subscriptions from residents of The Commonwealth of Pennsylvania), the Dealer-Manager or the Manager may (a) certify that the sale of such Shares has satisfied the Minimum Offering required for the Company to break escrow as to the subscription payments of residents of States other than The Commonwealth of Pennsylvania and (b) stipulate the date on which the first closing date and subsequent closing dates of the Company and the release of the Escrow Deposits with respect to such subscribers to the Company and all related earnings thereon to such subscribers shall occur. At any time following sale of at least 5,000 Shares (inclusive of subscriptions by residents of all States inclusive of subscriptions from residents of The Commonwealth of Pennsylvania), the Dealer-Manager or Manager may (a) certify that the sale of such Shares has satisfied the Minimum Offering required for the Company to break escrow as to all subscription payments (including those from residents of The Commonwealth of Pennsylvania) and (b) stipulate the date on which the next closing date of the Company and the release of the Escrow Deposits then being held on behalf of all subscribers (including, without limitation, residents of The Commonwealth of Pennsylvania) to the Company and all related earnings thereon to such subscribers shall occur. Upon collection by the Escrow Agent of good funds for such subscription payments, the Escrow Agent shall make such distributions on the applicable closing date. Certification by an officer of the Manager that at least 1,200 Shares or 5,000 Shares (as the case may be) have been timely sold as described in the first two sentences of this Section 3.1 and the receipt by Escrow Agent of $1,200,000 or $5,000,000 (as the case may be) in cash from subscribers for Shares, shall constitute sufficient evidence for the purposes of this Section 3.1 that such events have occurred.



     3.2 After satisfaction of the conditions of Section 3.1 above, all checks, payable to the Escrow Agent, shall, upon receipt by Escrow Agent, be endorsed (without recourse to Escrow Agent) for deposit into such accounts as directed by the Company. The Escrow Agent shall have no duty to solicit any payments which may be due it hereunder.


     3.3 If any Escrow Deposits do not become deliverable to the Company pursuant to Section 3.1 above on or prior to the Escrow Termination Date (as defined above), the Escrow Agent shall return such Escrow Deposits to the applicable subscribers in an amount equal to the subscription amount theretofore paid by each of them together with interest earned thereon. In the event that
(a) rescission of an individual subscription is required to be offered to an individual subscriber under provisions of applicable state law or (b) a subscription for a resident of a state may only be held in escrow for a shorter period of time than provided in the preceding sentence under provisions of applicable state law, then the Escrow Agent shall promptly, following receipt of such subscriber's duly executed request for rescission (in the case of rescission) or the Manager's direction to release such subscription (in the case of expiration of an applicable state statutory maximum escrow period), return such subscriber's Escrow Deposit to him in an amount equal to the subscription amount theretofore paid by him together with interest earned thereon. For

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

purposes of the preceding sentence, rescission must be offered to each Pennsylvania subscriber for whom an Escrow Deposit is held by the Escrow Agent at the end of the 120 day period which began with the Escrow Agent's receipt of his or her subscription payment. If such rescission offer is not accepted, such Escrow Deposit may continue to be held for one or more successive 120-day escrow periods at the end of each of which rescission must again be offered to each such subscriber.

     In no event shall any Escrow Deposit be held in escrow for more than one year before either being (a) released to the Company (upon a closing pursuant to Section 3.1 and 3.2) or (b) returned to the applicable Subscriber (in the event such Escrow Deposit is returned the applicable subscriber for whom it is being held pursuant to Section 3.3). The Escrow Agent will not be required to communicate with any subscriber(s). All inquiries on behalf of the subscriber(s) will be coordinated through the Company.


4. Distribution of Interest. If the Escrow Deposits become deliverable to the Company pursuant to Section 3.1 or to the subscribers pursuant to Section 3.3 above, the Manager shall compute for the distribution in accordance with such computations the pro rata share of the investment earnings of each Escrow Deposit. Each subscriber's pro rata share of investment earnings shall be computed as follows:


     Investment Earnings times (individual subscription amount times days held)
                                  Total subscription amounts times days held

     Such pro rata share of investment earnings shall be distributed to each subscriber upon admission of the subscriber as a limited partner of the Company or upon return of his/her subscription amounts.

 5. Duties and Liability of Escrow Agent.


     5.1 The Dealer-Manager and the Company each represent that its correct Taxpayer Identification Number ("TIN") assigned by the Internal Revenue Service or any other taxing authority is set forth in Schedule 1. Upon execution of this agreement, each party shall provide the Escrow Agent with a fully executed W-8 or W-9 Internal Revenue Service form. Any interest or other income earned under the Escrow Agreement shall be allocated and paid as provided herein and reported by the recipient to the Internal Revenue Service as having been so allocated and paid. Notwithstanding such written directions, Escrow Agent shall report and, as required withhold any taxes as it determines may be required by any law or regulation in effect at the time of the distribution. In the absence of timely direction, all proceeds of the Escrow Agent as provided in Section 3. In the event that any earnings remain undistributed at the end of any calendar year, Escrow Agent shall report to the Internal Revenue Service or such other authority such earnings as it deems appropriate or as required by any applicable law or regulation or, to the extent consistent therewith, as directed in writing by the Dealer-Manager and the Company. In addition, Escrow Agent shall withhold any taxes it deems appropriate and shall remit such taxes to the appropriate authorities.


     5.2 The Escrow Agent shall have the right to liquidate any investments held, in order to provide funds necessary to make required payments under this Agreement. The Escrow Agent in its capacity as escrow agent hereunder shall not have any liability for any loss sustained as a result of any investment made pursuant to the Instructions of the parties hereto or as a result of any liquidation of any investment prior to its maturity or for the failure of the parties to give the Escrow Agent instructions to invest or reinvest the Escrow Fund or any earnings thereon.

     5.3 Any corporation into which the Escrow Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under this Agreement without farther act.

     5.4 Anything in this agreement to the contrary notwithstanding, in no event shall the Escrow Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever

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

 (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

     5.5 The duties and obligations of the Escrow Agent shall be determined solely by the express provisions of this Agreement and shall be limited to the performance of such duties and obligations as are specifically set forth herein.


     5.6 In performing any of its duties under this Agreement, or upon the claimed failure to perform its duties hereunder, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which it may incur as a result of The Escrow Agent so acting, or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful default or gross negligence under this Agreement, as determined by a court of competent jurisdiction. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for the Company given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by proper person or persons and to conform with the provision of this Agreement. The Escrow Agent may execute any of its powers and perform any of its duties hereunder directly or though agents or attorneys (and shall be liable only for the careful selection of any such agent or attorney) and may consult with counsel, accountants and other skilled persons to be selected and retained by it. The Escrow Agent shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

     5.7 Each of the Company and Dealer-Manager hereby respectively agree to indemnify and hold harmless the Escrow Agent and its directors, officers, agents and employees (the "indemittees"), against any and all losses, claims, damages, liabilities and expenses, including, without limitation, reasonable costs of investigation and counsel fees and disbursement which may be incurred by it resulting from any act or omission of the Company or the Escrow Agent; except, that if Escrow Agent shall be found guilty of willful default or gross negligence under this Agreement by any court of competent jurisdiction, then, in that event, Escrow Agent shall bear all such losses, claims, damages and expenses. The indemnity provided by this Section 5.7 shall survive the termination of this Agreement.

     In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Escrow Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held in escrow until it shall be directed otherwise in writing by all of the other parties hereto or by a final order or judgement of a court of competent jurisdiction.


     5.9 In the event funds transfer instructions are given (other than in writing at the time of execution of the Agreement), whether in writing, by telecopier or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call-back to the person or persons designated an
 Schedule 2 hereto,  and the  Escrow  Agent may rely upon the  confirmations

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
 of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

     5.10 It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the parties hereto to identify (1) the beneficiary, (2) the beneficiary's bank, or (3) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even where its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank, or an intermediary bank designated.

 6. If any checks or other instruments deposited in the escrow account established hereunder prove uncollectible, the Company shall promptly reimburse the Escrow Agent therefor upon request and the Escrow Agent shall deliver the returned checks or other instruments to the Company.

 7. Notices. All notices, requests, demands and other communication or deliveries required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegram or deposited for mailing, first class, postage prepaid, registered or certified mail, as follows:

 If to the subscribers for Shares: To their respective addresses as specified in their Subscription Agreements.

 If to the Company:                ICON Income Fund Nine, LLC, a Delaware limited liability company
                                   c/o ICON Capital Corp.
                                   599 Lexington Avenue, #2705
                                   New York, NY 10022
                                   Attention- Thomas W. Martin, Executive Vice President

 If to the Escrow Agent:
                                   _______________________ Bank
                                   ____________________________
                                   ____________________________
                                   Attention: _________________

 8. Resignation or Removal of Escrow Agent. The Escrow Agent, or any successor to it hereafter appointed, may at any time resign and be discharged from the duties and obligations created by this Agreement by giving at least thirty (30) days prior written notice to the Company and the Dealer-Manager and accounting in full for all sums delivered to, and held, by it and all earning thereon while Escrow Agent hereunder to the Company, Dealer-Manager and successor Escrow Agent. The Escrow Agent may be removed at any time upon sixty (60) days prior written notice by any instrument purportedly signed by an authorized representative of the Company and the Dealer-Manager. Any successor Escrow Agent shall deliver to the Escrow Agent, Company and Dealer-Manager a written instrument accepting such appointment hereunder and shall accept


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
 delivery of the Escrow Account to hold and distribute same in accordance with the terms of this Agreement. If no successor Escrow Agent shall have been appointed within thirty (30) days after the Company and Dealer-Manager receive notice of the Escrow Agent's intention to resign or within sixty (60) days of the Escrow Agent's receipt of notice of its removal, the Escrow Agent shall deliver all amounts deposited with it in the Escrow Account and all earnings thereon to a national bank with a net worth of not less than $100,000.00 designated by the Escrow Agent which has agreed in writing to accept such monies and to act as substitute Escrow Agent in compliance with the terms of this Agreement. Upon such delivery and acceptance, the Escrow Agent shall be discharged from any future obligations under this Agreement.

 9. General.


     9.1 This Escrow Agreement shall be governed by and be construed and enforced in accordance with the laws of the State of New York, exclusive of conflicts of laws provisions thereunder, The parties hereto consent to the jurisdiction of all courts of the State of New York and the venue of the courts located in the county in which the Escrow Agent is located to resolve all disputes pertaining to this Agreement and any ancillary agreements entered into in furtherance of the purposes hereof and agree that such jurisdiction shall be exclusive. Each party hereto irrevocably waives any objection on the grounds of venue, forum non-conveniens or any or any similar grounds and irrevocably consents to service of process by mail or in any other manner permitted by applicable law and consents to the jurisdiction of the courts located in the State of New York. The parties further hereby waive any right to a trail by jury with respect to any lawsuit or judicial proceeding arising or relating to this Escrow Agreement. No party to this Escrow Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Escrow Agreement because of, acts of God, fire, floods, strikes, equipment or transmission failure, or other causes reasonably beyond its control.


     9.2 The section headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     9.3 This Escrow Agreement sets forth the entire agreement and understanding of the parties in respect to this escrow agreement and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof.

     9.4 This Escrow Agreement may be amended, modified, superseded or canceled, and any of the terms or conditions hereof may be waived, only by a written instrument executed by each party hereto or, in the case of a waiver, by the party waiving compliance, The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver of any party of any condition, or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other terms of this Agreement.


     9.5 This Escrow Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the game instrument. All signatures of the parties to this Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.


     9.6 This Escrow Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns.

     9.7 The Escrow Agent shall have the right to withhold an amount equal to the amount due and owing to the Escrow Agent, plus any costs and expenses the Escrow Agent shall reasonably believe may be incurred by the Escrow Agent in connection with the termination of the Escrow Agreement.

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

10. Representation of the Company. The Company hereby acknowledges that the status of the Escrow Agent with respect to the offering of the Shares is that of agent only for the limited purposes herein set forth, and hereby agrees it will not represent or imply that Escrow Agent, by serving as Escrow Agent hereunder or otherwise, has investigated the desirability or a viability of investment in the Shares, of has approved, endorsed or passed upon the merits of the Shares, nor shall the Company use the name of Escrow Agent in any manner whatsoever in connection with the offer or sale of the Shares, other than by acknowledgment that it has agreed to serve as Escrow Agent for the limited purposes herein set forth.

11. Fees. Upon execution of this Agreement, the Company will pay the Escrow Agent Fee's outlined in Schedule I attached hereto,

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

ICON Securities Corp.
As Dealer-Manager

By:  ________________________
      Thomas W. Martin
      Executive Vice President

ICON Income Fund Nine, LLC, a Delaware limited liability company
By ICON Capital Corp.
Its Manager

By:  ________________________
      Thomas W. Martin
      Executive Vice President

___________________________BANK
As Escrow Agent

By:  _________________________
     Name: ___________________
     Title: __________________


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



                                   Schedule 1

            $_________ per annum without proration for partial years.



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


                                   Schedule 2

                     Telephone Number(s) for Call-Backs and
           Person(s) Designated to Confirm Funds Transfer Instructions

 If to issuer-Company

 Name                                                      Telephone Number

 1. Beaufort J. B. Clarke                                      (212) 418-4700
 2. Thomas W. Martin                                           (212) 418-4700
 3. Paul B. Weiss                                              (212) 418-4700

 If to Depositor-Agent:

 1.

 2.

 3.

 Telephone   call-backs   shall   be  made  to   each  of   Issuer-Company   and
 Depositor-Agent if joint instructions are required pursuant to the Agreement,


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